NSAR ITEM 77O
July 1, 2001 - December 31, 2001
VK LIT Aggressive Growth Portfolio
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Anthem Inc.      Goldman         100      0.000     10/29/01
                                    Sachs

    2            AMN Healthcare   UBS            ----      0.000     11/12/01
                 Svcs.            Warburg

Other Principal Underwriters for #1
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, L.P.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Epoch Securities, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
Prudential Securities Incorporated
Sandler O'Neill & Partners, L.P.
SunTrust Capital Merkets, Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
Dowling & Partners Securities, LLC
C.L. King & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Melvin Securities, L.L.C.
NatCity Investments, Inc.
Neuberger Berman, LLC
Ramirez & Co., Inc.
Stephens Inc.
Stifel, Nicholaus & Company, Incorporated
May Davis Group, Inc.

Other Principal Underwriters for #2
Banc of America Securities LLC
UBS Warburg LLC
J.P. Morgan Securities Inc.
Bear, Stearns, & Co. Inc.
Credit Suisse First Boston Corporation
Deutshe Banc Alex. Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
U.S. Bancorp Piper Jaffray Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Buckingham Research Group
First Southwest Company
Gerard Klauer Mattison & Co., Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
SunTrust Robinson Humphrey
Wells Fargo Van Kasper